Exhibit 99

Farmers & Merchants Bancorp (FMCB)
Announces Quarterly Dividend

Farmers & Merchants Bancorp (OTCQX: FMCB) (the “Company” or “FMCB”), the parent company of Farmers & Merchants Bank of Central California (the “Bank” or “F&M Bank”), declared a quarterly cash dividend of $5.10 per share, up from $5.05 for the previous quarter which was paid on January 2, 2026. The cash dividend is payable on April 1, 2026, to shareholders of record on March 11, 2026. The cash dividends for 2025 totaled $19.35 per share, up 6.9% compared to the total of $18.10 per share for 2024.

The Company reported record annual net income of $93.6 million for 2025 compared with $88.5 million for 2024. Diluted earnings per share totaled $133.96, up 10.7% compared with $121.02 for the same period a year ago and up 14.9% compared with $116.61 for the same period two years ago. For the quarter ended December 31, 2025, Farmers & Merchants Bancorp reported net income of $23.8 million, or $34.29 per diluted common share, a 10.2% increase over the prior year. For the year ended December 31, 2025, return on average assets was 1.67% and return on average equity was 15.11%. Total assets at year-end were $5.7 billion. The Company’s credit quality remained resilient with an allowance for credit losses on loans and leases at year-end of 2.08%, a net charge-off ratio of 0.05% and a non-accrual loan and leases ratio of 0.02%, as of December 31, 2025. At December 31, 2025, the Company’s common equity tier 1 ratio was 13.81% and the total risk-based capital ratio was 15.29%. All F&M Bank capital ratios exceeded the regulatory requirements to be classified as “well-capitalized” at December 31, 2025. For further details on our 2025 annual financial results, please see our press release dated February 2, 2026.

Kent A. Steinwert, Chairman, President and CEO noted, “We are very pleased with another record setting year with record net income of $93.6 million, up nearly 6% from 2024 and earnings per diluted common share of $133.96, up 10.7% from 2024. The Board is very pleased with the Company’s strong financial results during 2025 and as a result, on February 10, 2026, the Board unanimously approved our third quarterly cash dividend. This quarterly dividend marks the 91st consecutive year that Farmers & Merchants Bancorp has paid cash dividends and the 61st consecutive year we have increased dividends. As a result of the consistency of our cash dividends over many decades, we remain a member of a select group of only 57 publicly traded companies referred to as “Dividend Kings” by Sure Dividend where Farmers & Merchants Bancorp is currently ranked 17th.”

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About Farmers & Merchants Bancorp

Farmers & Merchants Bancorp trades on the OTCQX under the symbol FMCB, and is the parent company of Farmers & Merchants Bank of Central California, also known as F&M Bank.  Founded in 1916, F&M Bank is a locally owned and operated community bank, which proudly serves California through 33 convenient locations. F&M Bank is financially strong, with $5.7 billion in assets, and is consistently recognized as one of the nation's safest banks by national bank rating firms. The Bank has maintained a 5-Star rating from BauerFinancial for 35 consecutive years, longer than any other commercial bank in the State of California.

Farmers & Merchants Bancorp has paid dividends for 91 consecutive years and has increased dividends for 61 consecutive years. As a result, Farmers & Merchants Bancorp is a member of a select group of only 57 publicly traded companies referred to as “Dividend Kings,” and is ranked 17th in that group based on consecutive years of dividend increases. A “Dividend King” is a stock with 50 or more consecutive years of dividend increases.

In February 2026, F&M Bank was ranked 5th on Forbes Magazine’s list of "America’s Best Banks" for 2025 and was ranked 1st in California. In April 2024, F&M Bank was ranked 6th on Forbes Magazine’s list of "America’s Best Banks" for 2023.

In January 2026, Farmers & Merchants Bancorp was named by the OTCQX as one of the “Best 50 OTCQX 2026” list, ranking #38 on this list which is based on total return and average daily dollar volume growth. The Company also made this list in 2023.

In July 2025, Farmers & Merchants Bancorp was named by Bank Director’s Magazine as the #3 best-performing bank in the nation across all asset categories in their annual “Ranking Banking” study of the top performing banks for 2024. In July 2024, Farmers & Merchants Bancorp was named by Bank Director’s Magazine as the #2 best-performing bank in the nation across all asset categories in their annual “Ranking Banking” study of the top performing banks for 2023. In July 2023, the Bank was named by Bank Director’s Magazine as the #1 best-performing bank in the nation across all asset categories in their annual “Ranking Banking” study of the top performing banks for 2022.

In December 2023, F&M Bank was ranked 4th on S&P Global Market Intelligence's “Top 50 List of Best-Performing Community Banks” in the US with assets between $3.0 billion and $10.0 billion for 2023. S&P Global Market Intelligence ranks financial institutions based on several key factors including financial returns, growth, and balance sheet risk profile.

In October 2021, F&M Bank was named the “Best Community Bank in California” by Newsweek magazine. Newsweek’s ranking recognizes those financial institutions that best serve their customers’ needs in each state. This recognition speaks to the superior customer service the F&M Bank team members provide to its clients.

F&M Bank was ranked the 19th largest bank lender to agriculture in the United States as of September 30, 2025, by American Bankers Association. F&M Bank operates in the mid-Central Valley of California, including Sacramento, San Joaquin, Solano, Stanislaus, and Merced counties and the east region of the San Francisco Bay Area, including Napa, Alameda and Contra Costa counties.

F&M Bank was inducted into the National Agriculture Science Center’s “Ag Hall of Fame” at the end of 2021 for providing resources, financial advice, guidance, and support to the agribusiness communities as well as to students in the next generation of agribusiness workforce. F&M Bank is dedicated to helping California remain the premier agricultural region in the world and will continue to work with the next generation of farmers, ranchers, and processors. F&M Bank remains committed to servicing the needs of agribusiness in California as has been the case since its founding over 109 years ago.

F&M Bank offers a full complement of loan, deposit, equipment leasing and treasury management products to businesses, as well as a full suite of consumer banking products. The FDIC awarded F&M Bank the highest possible rating of "Outstanding" in their last Community Reinvestment Act (“CRA”) evaluation.

Forward-Looking Statements

This press release may contain certain forward-looking statements that are based on management's current expectations regarding the Company’s financial performance. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “intend,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Forward-looking statements in this press release include, without limitation, statements regarding earnings performance and the frequency and amount of future dividend payments (if any). Forward-looking statements in this press release include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from results expressed or implied by such forward-looking statements. Such risk factors include, among others: the effects of and changes in monetary and fiscal policies, including the interest rate policies of the Federal Reserve Board and their effects on inflation risk; financial and regulatory policies of the United States government; political and economic uncertainty, including any decline in global, domestic or local economic conditions or the stability of credit and financial markets and the impact of tariffs; and other relevant risks  detailed in the Company’s Form 10-K, Form 10-Qs, and various other securities law filings made periodically by the Company, copies of which are available from the Company’s website. All such factors are difficult to predict and are beyond the Company's ability to control or predict. There also may be additional risks that the Company does not presently know, or that the Company currently believes to be immaterial, that could also cause actual results to differ materially and adversely from those contained in these forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances after the date of this press release or otherwise, except as may be required by applicable law.

For more information about Farmers & Merchants Bancorp and F&M Bank, visit fmbonline.com.